UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report October 14, 2002
Date of earliest event reported October 11, 2002

SPECTRALINK CORPORATION

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-28180 Commission file number	84-1141188 (IRS Employer Identification Number)

5755 Central Avenue, Boulder, Colorado (Address of principal executive office)	80301-2848 (Zip code)

303-440-5330
(Issuer’s telephone number)

Not Applicable
(Former name, former address and former fiscal year, if changed from last report)

ITEM 5. OTHER EVENTS

On October 14, 2002, SpectraLink Corporation announced that its board of directors has authorized an extension of its existing stock repurchase program so that the company may repurchase up to an additional 2.5 million shares of its common stock. Taking into account the number of shares which the board of directors had previously authorized for repurchase, the company is now authorized to repurchase in the future up to approximately 2.7 million shares of its common stock under its stock repurchase program. A copy of the company’s October 14, 2002, press release making this announcement is attached as an exhibit under Item 7(c) of this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a)	Financial Statements of Businesses Acquired:

Not required.

(b)	Pro Forma Financial Information:

Not required.

(c)	Exhibits:

Exhibit Number	Exhibit Title or Description

99.1	Press Release dated October 14, 2002*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SPECTRALINK CORPORATION

Date:	October 14, 2002	By: /s/ Nancy K. Hamilton Nancy K. Hamilton, Principal Financial and Accounting Officer and on behalf of the Registrant

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press Release dated October 14, 2002*

*	Filed herewith.

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